UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2010

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Fifth Amendment to Loan and Security Agreement

On April 15, 2010, the Image Entertainment, Inc. (the “Company”) entered into the Fifth Amendment to Loan and Security Agreement (the “Amendment”) with Wachovia Capital Finance Corporation (Western), as agent and lender (“Wachovia”), Egami Media, Inc. and Image Entertainment (UK), Inc.  In connection with the Amendment, the Company paid Wachovia a $25,000 amendment fee.  Among other modifications to the underlying revolving credit facility, the Amendment extends the maturity of the revolving credit facility from May 4, 2010 to October 25, 2010.

In connection with the Amendment, JH Partners Evergreen Fund, L.P. extended the expiration of their $5 million letter of credit to October 30, 2010.  Pursuant to the Amendment, the continued availability of this letter of credit is a requirement for the continued use of the revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: April 21, 2010	By:	/s/ MICHAEL B. BAYER
Name Michael B. Bayer
Title: Corporate Secretary